As filed with the Securities and Exchange Commission on July 24, 2020.
Registration Nos. 333-187928 and 333-218244

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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TECOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3536131
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

45 First Avenue, Waltham, MA 02451
(Address of Principal Executive Offices and Zip Code)
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American DG Energy Inc. 2005 Stock Incentive Plan
Tecogen Inc. 2006 Stock Incentive Plan
(Full title of the plans)
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John K. Whiting, IV, Esq.
General Counsel
Tecogen Inc.
45 First Avenue
Waltham, MA 02451
Telephone: (781) 466-6400
(Name, address and telephone number, including area code, of agent for service)

With a copy to:
Neil R.E. Carr
Somertons, PLLC
1025 Connecticut Avenue, N.W., Suite 1000
Washington, D.C. 20036
Telephone: (202) 459-4651
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐        Accelerated filer ☐        Non-accelerated filer ☒

Smaller reporting company ☒     Emerging growth company ☐

i

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

As permitted by Rule 429 under the Securities Act of 1933, as amended (“Securities Act”), Tecogen Inc. (“Company,” “we,” “our,” “us”) is filing this Post-Effective Amendment No.1 to the Form S-8 Registration Statement (“Post-Effective Amendment No. 1”) to post-effectively amend (a) the Company’s Form S-8 Registration Statement (Registration No. 333-187928) filed with the Securities and Exchange Commission (“SEC”) on April 15, 2013, and (b) the Company’s Form S-8 Registration Statement (Registration No. 333-218244) filed with the SEC on May 25, 2017, to include in such Registration Statements a combined “Reoffer Prospectus” relating to shares registered pursuant to such Registration Statements.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed to amend (a) the Company’s Registration Statement on Form S-8 (File No. 333-187928) filed with the SEC on April 15, 2013, and (b) the Company’s Form S-8 Registration Statement (Registration No. 333-218244) filed with the SEC on May 25, 2017, (collectively, “Registration Statements”) to include in Part I of the Registration Statements as amended hereby a “Reoffer Prospectus” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of the Form S-8, the Reoffer Prospectus may, in the future, be used for reoffers and resales, on a continuous or delayed basis, of shares of our common stock that are deemed “control securities” under the Securities Act and which have been or will be acquired pursuant to grants or awards under either the American DG Energy Inc. 2005 Stock Incentive Plan (“2005 Plan”) or our 2006 Stock Incentive Plan, as amended (“2006 Plan,” collectively, “Plans”), by the selling shareholders named in the Reoffer Prospectus as supplemented and who are, or may be deemed to be, “affiliates” within the meaning set forth in Rule 405 under the Securities Act. Such selling shareholders may reoffer or resell all, a portion, or none of the shares that they may acquire pursuant to the Plans.  Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling shareholders and/or amounts of shares of common stock, if any, to be reoffered or resold by such selling shareholders as that information becomes known.

TECOGEN INC.

Common Stock

REOFFER PROSPECTUS

Up to 1,969,169 shares of common stock

This reoffer prospectus relates to up to 1,969,169 shares of Tecogen Inc.’s (“Tecogen,” “Company,” “we,” “our,” or “us”) common stock that may be reoffered or resold from time to time by certain selling shareholders as described under the caption “Selling Shareholders.” The selling shareholders consist of our current or former employees, directors, officers, and consultants who acquired, or will acquire, the shares of our common stock upon the vesting and exercise of incentive or non-qualified stock options, or upon the grant, vesting and/or exercise of certain awards of our common stock issued pursuant to either the American DG Energy Inc. 2005 Stock Incentive Plan (“2005 Plan”) or our 2006 Stock Incentive Plan, as amended (“2006 Plan”). The selling shareholders are, or may be deemed to be, our “affiliates” and the shares to be reoffered or resold by the selling shareholders are “control securities” under the Securities Act of 1933, as amended (“Securities Act”).

We may supplement this prospectus from time to time with the names of additional selling shareholders and/or amounts of shares to be offered for sale by the selling shareholders.

This prospectus has been prepared for the purposes allowing for future sales by selling shareholders of the shares on a continuous or delayed basis to the public. Currently, selling shareholders who are our “affiliates” may not sell an amount of shares which exceeds in any three-month period the amount specified in Rule 144(e) under the Securities Act. Each selling shareholder that sells shares pursuant to this prospectus and any broker or dealer through whom the shares may be resold may be deemed an “underwriter” within the meaning set forth in the Securities Act. In addition, any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

The common stock offered by this prospectus may be reoffered or resold from time to time in transactions on the OTC Markets LLC’s OTCQX, or any other market or exchange on which the shares are quoted or listed, in negotiated transactions, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or negotiated prices, or by a combination of these methods.

All of the proceeds of the resale of the shares offered hereby will be received by the selling shareholders. However, if options are exercised in order to purchase shares of our common stock covered by this prospectus, we will receive proceeds from payment of the option exercise price which we expect to use for general working capital purposes. The selling shareholders will bear all sales commissions and similar expense. All costs associated with the registration of the shares under the Securities Act will be borne by us.

Our common stock is currently quoted on the OTC Markets LLC’s OTCQX under the symbol “TGEN.” On July 23, 2020, the closing bid price of our common stock was $0.75.

Investing in our securities involves a high degree of risk. See “Risk Factors” contained herein for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2020.
TABLE OF CONTENTS

About this Reoffer Prospectus    3
Where You Can Find Additional Information    4
Incorporation of Documents by Reference    4
Cautionary Note Regarding Forward-Looking Statements    5
Prospectus Summary    6
Risk Factors    12
Use of Proceeds    12
Selling Shareholders    12
Plan of Distribution    16
Legal Matters    17
Experts    17
Disclosure of Commission Position on Indemnification    17

You should rely only on information contained, or incorporated by reference, in this prospectus. We have not authorized anyone to provide you with information different from that contained, or incorporated by reference, in this prospectus. The selling shareholders may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

ABOUT THIS REOFFER PROSPECTUS

We have filed with the Securities and Exchange Commission (“SEC”) registration statements on Form S-8 under the Securities Act (“Registration Statements”) as amended by Post-Effective Amendment No. 1 to the Registration Statements (“Post-Effective Amendment No. 1”) with respect to the shares of common stock registered for reoffer and resale hereby. It is important that you read and consider all of the information contained in or incorporated by reference into this reoffer prospectus and any applicable reoffer prospectus supplement before making any decision to invest in our common stock. This reoffer prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. You should also read and consider the additional information contained in the documents that we have incorporated by reference into this reoffer prospectus, as described in “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We may add, update or change any of the information contained in this reoffer prospectus or in any accompanying reoffer prospectus supplement we may authorize to be delivered to you. You should not assume that the information contained in this reoffer prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date of this prospectus or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement that we may authorize to be provided to you. This prospectus and any prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or the prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As permitted by the rules and regulations of the SEC, the Registration Statements, as amended, of which this prospectus forms a part, include additional information not contained in this prospectus. You may read the Registration Statements and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless the context otherwise requires, references to “Tecogen,” “Company,” “we,” “our,” or “us,” refer to Tecogen Inc. and its subsidiaries. Our logo, trademarks and service marks are the property of Tecogen. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the Registration Statements as amended by Post-Effective Amendment No. 1 with respect to the securities offered hereby. This prospectus, which is a part of the Registration Statements, as amended, does not contain all the information included in the Registration Statements, as amended, and the exhibits and schedules thereto. The Registration Statements, as amended, including the exhibits thereto, contain additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the Registration Statements, as amended, from this prospectus. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statements, as amended, and the exhibits and schedules filed therewith.

You may read and copy the Registration Statements, as amended, as well as our reports, proxy statements, and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.tecogen.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this reoffer prospectus information we file with the SEC in other documents. This means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus. Information contained in this prospectus and information we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make after the date of the initial filing of Post-Effective Amendment No. 1 to the Registration Statements of which this prospectus is a part with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), until the offering of the securities covered by this prospectus is completed or terminated:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020
•	Our Current Report on Form 8-K filed with the SEC on March 18, 2020
•	Our Current Report on Form 8-K filed with the SEC on April 14, 2020
•	Our Current Report on Form 8-K filed with the SEC on April 17, 2020
•	Our Proxy Statement filed with the SEC on April 21, 2020
•	Our Current Report on Form 8-K filed with the SEC on May 12, 2020
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020
•	Our Current Report on Form 8-K filed with the SEC on May 15, 2020
•	Our Current Report on Form 8-K filed with the SEC on May 29, 2020
•	Our Current Report on Form 8-K filed with the SEC on June 5, 2020
•	Our Current Report on Form 8-K filed with the SEC on July 8, 2020
•	Our Current Report on Form 8-K filed with the SEC on July 21, 2020
•	Description of our securities incorporated by reference from Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing to or telephoning: General Counsel, Tecogen Inc., 45 First Avenue, Waltham, Massachusetts 02451, telephone: (781) 466-6400.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995 and other federal securities laws that involve a number of risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “intends, “plans,” “should,” “seeks,” “pro forma,” “anticipates,” “estimates,” “continues,” or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements.

In addition, such forward-looking statements are necessarily dependent upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in such forward-looking statements are reasonable, we cannot guarantee that our plans, intentions or expectations will be achieved. The information contained in this prospectus, including the section discussing risk factors, identifies important factors that could cause such differences.

The cautionary statements made in this reoffer prospectus are intended to be applicable to all related forward-looking statements wherever they appear in this reoffer prospectus. We assume no obligations to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this reoffer prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, including all documents incorporated herein by reference carefully, especially the “Risk Factors” contained in this prospectus or any supplement hereto and under similar headings in the other documents that are incorporated by reference into this prospectus, and our financial statements and related notes incorporated by reference into this prospectus before making an investment decision with respect to our securities. Please see the sections titled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” in this prospectus.

Overview of Tecogen

The Company

Tecogen designs, manufactures, markets, and maintains high efficiency, ultra-clean cogeneration products including natural gas engine driven combined heat and power, air conditioning systems, and water heaters for residential, commercial, recreational and industrial use. We provide cost efficient, environmentally friendly and reliable products for distributed power generation that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint. Tecogen products are expected to run on Renewable Natural Gas (RNG) as it is introduced into the US gas pipeline infrastructure.

Tecogen’s cogeneration systems (also known as combined heat and power or “CHP”) are efficient because they drive electric generators or compressors, which reduce the amount of electricity purchased from the utility while recovering the engine’s waste heat for water heating, space heating, and/or air conditioning at the customer’s building.

Tecogen manufactures four types of CHP products:

•    Cogeneration units that supply electricity and hot water;
•    Chillers that provide air-conditioning and hot water;
•    Refrigeration compressors with natural gas engine drives; and
•    High-efficiency water heaters.

Our commercial product lines include:

•    the InVerde e+® and TecoPower cogeneration units;
•    TECOCHILL® air-conditioning and refrigeration chillers;
•    Tecofrost® gas engine-driven refrigeration compressors;
•    Ilios® high-efficiency water heaters; and
•    Ultera® emissions control technology.

The Company's operations are comprised of two business segments. Our Products and Services segment designs, manufactures and sells industrial and commercial cogeneration systems as described above, and represented 90.6% and 82.2% of our consolidated revenues for the years ended December 31, 2019 and 2018, respectively. Our Energy Production segment sells energy in the form of electricity, heat, hot water and cooling to our customers under long-term sales agreements and represented 9.4% and 17.8% of our consolidated revenues for the years ended December 31, 2019 and 2018, respectively.

The Energy Production business is conducted by our subsidiary American DG Energy Inc. (“ADGE”) which sells energy in the form of electricity, heat, hot water and cooling to customers under long-term energy sales agreements (typically with terms of 10 to 15 years). The typical sales model is to install and own energy systems in customers' buildings and sell the energy produced by those systems back to the customers at a cost set by a negotiated formula in customer contracts. We call this our "On-Site Utility" business, or our Energy Production segment. As of December 31, 2019 ADGE owned 40 operational energy systems, representing an aggregate of approximately 3,285 kilowatts of electrical capacity from cogeneration units and 3,410 cooling ton capacity from chillers. The capacity of both system categories has been reduced from 2018 because of the sale of approximately 30% of the ADGE fleet in late 2018 and early 2019.

Traditional customers for our cogeneration and chiller systems include hospitals and nursing homes, schools and universities, health clubs and spas, hotels and motels, office and retail buildings, food and beverage processors, multi-unit residential buildings, laundries, ice rinks, swimming pools, factories, municipal buildings, indoor agriculture, military installations, and indoor growing facilities. Our refrigeration compressors are applied primarily to industrial applications that include cold storage, wineries, dairies, ice rinks and food processing. Market drivers include the price of natural gas, local electricity rates, environmental regulations, and governmental energy policies, as well as customers’ desire to become more environmentally responsible.

Through our factory service centers in California, Connecticut, Florida, Massachusetts, Michigan, New Jersey, New York, and Toronto, Canada, our specialized technical staff maintains our products via long-term service contracts. To date the Company has shipped over 3,000 units, some of which have been operating for almost 35 years.

Our Products

All of our products are standardized, modular, CHP products that reduce energy costs, carbon emissions, and dependence on the electric grid. Tecogen’s products allow customers to produce power on-site in parallel with the electric grid or stand alone when no utility grid is available via inverter-based black-start capability. Because our CHP systems also produce clean, usable heat energy, they provide economic advantages to customers who can benefit from the use of hot water, chilled water, air conditioning and heating.

Tecogen products are designed as compact modular units that are intended to be installed in multiples when utilized in larger CHP plants. The majority of our CHP modules are installed in multi-unit sites with applications ranging up to 12 units. This approach has significant advantages over utilizing single larger units, allowing building placement in constrained urban settings and redundancy to mitigate service outages. Redundancy is particularly relevant in regions where the electric utility has formulated tariff structures that include high “peak demand” charges. Such tariffs are common in many areas of the country. Because these tariffs are assessed based on customers’ peak monthly demand charge over a very short interval, typically only 15 minutes, a brief service outage for a system comprised of a single unit can create a high demand charge, and therefore be highly detrimental to the monthly savings of the system. Multiple unit sites reduce the likelihood of a full system outage that would result in high demand charges.

Our CHP technology uses low-cost, mass-produced engines, which we modify to run on natural gas. In the case of our mainstay cogeneration and chiller products, the engines have proven to be cost-effective and reliable. In 2009, in response to the changing regulatory requirements for stationary engines, our research team developed an economically feasible process for removing air pollutants from the engine exhaust. This technology's U.S. and foreign patents were granted beginning in October 2013 with other domestic and foreign patents granted or applications pending. Branded Ultera®, the ultra-clean emissions technology repositions our engine driven products in the marketplace, making them comparable environmentally with other technologies such as fuel cells, but at a much lower cost and greater efficiency. Because of this breakthrough design for emission control, multiple Tecogen CHP modules fitted with the patented Ultera control technology have been permitted to the current regulatory limits in the Los Angeles area. In 2018, a group of natural gas engine-generators upfitted with the Ultera system were successfully permitted in the same Los Angeles region to unrestricted operation, the first natural gas engines to do so without operating time limits or other exemption. These engines were permitted to levels matching the California Air Resources Board ("CARB") 2007 emissions requirements, the same emissions standard used to certify fuel cells, and the same emissions levels as a state-of-the-art central power plant. We now offer our Ultera emissions control technology as an option on all our products or as a stand-alone application for the retrofitting of other rich-burn spark-ignited reciprocating internal combustion engines such as the engine-generators described above.

Our CHP products are sold directly to customers by our in-house marketing team, and by established sales agents and representatives. Although we may, from time to time, have one or a few customers who may represent more than 10% of our product revenue for a given year, we are not dependent on the recurrence of revenue from those customers. Our product revenue is such that customers may make a large purchase once and may not ever make a purchase again because our equipment may remain in operation for 30 or more years. Therefore, our product revenue model is not dependent on recurring sales transactions from the same customer. Our service revenue, on the other hand, does lend itself to recurring revenue from particular customers. We currently do not have any service revenue customers who make up more than 10% of our total revenues on an annual basis.

Our cogeneration, heat pump, and chiller modules are built to order and revenue is recognized upon shipment. The lead time to build and deliver a unit depends on its customized configuration and is approximately 12 to 14 weeks for a chiller and 6 to 8 weeks for a cogeneration or heat pump from the execution of a purchase order.

Product Service

We provide long-term maintenance contracts, parts sales, and turnkey installation for our products through a network of ten well-established field service centers in California, the Midwest, the Northeast, the Southeast, and Toronto, Canada. These centers are staffed by full-time Company technicians, working from local leased facilities which provide offices and warehouse space for inventory. We encourage customers to provide internet connections to our units so that we may maintain remote communications with the installed equipment. For connected installations, the machines are contacted daily to download their status and provide regular operational reports (daily, monthly, and quarterly) to our service managers. This communication link is used to support the diagnostic efforts of our service staff, and to send messages to pre-programmed phones if a unit has experienced an unscheduled shutdown. In many cases, communications received by service technicians from connected devices allow for proactive maintenance, minimizing equipment downtime and improving operating efficiency for the customer.

We strive to maintain product service contracts for many years, and work to maintain the integrity and performance of our equipment. Our products have a long history of reliable operation. Since 1995, we have had a remote monitoring system in place that connects to hundreds of units daily and reports their “availability,” which is the amount of time a unit is running or is ready to run. More than 80% of the units operate above 90% availability, with the average being 93.8%. Our factory service agreements have directly impacted these positive results and represent an important long-term annuity-like stream of revenue for the Company.

New equipment sold beginning in 2016 and select upgrades to the existing installed equipment fleet includes an industrial internet solution which enables Tecogen to collect, analyze, and manage valuable asset data continuously and in real-time. This provides the service team with improved insight into the functionality of our installed CHP fleet. Specifically, it enables the service department to perform remote monitoring and diagnostics and to view system results in real time via a computer, smart phone or tablet. Consequently, we can better utilize monitoring data ensuring customers are capturing maximum possible savings and efficiencies from their installation. Through constant monitoring and analysis of equipment data, Tecogen expects to enhance the performance of installed equipment by ensuring machinery consistently operates at peak performance and is available to deliver maximum potential value for customers. In 2018 we migrated our cloud-based system from a third-party system to our CHP Insight® system developed in-house to access and store operating data on the cloud, and provide user interface features specific to CHP operation as well as sophisticated data analysis tools.

Energy Production

Our wholly owned subsidiary, American DG Energy Inc. (“ADGE”), distributes, owns and operates clean, on-site energy systems that produce electricity, hot water, heat, and cooling. ADGE owns the equipment that it installs at customers' facilities and sells the energy produced by these systems to customers on a long-term contractual basis. ADGE utilizes energy equipment supplied by Tecogen and other cogeneration manufacturers. Our cogeneration systems produce electricity from an internal combustion engine driving a generator, while the heat from the engine and exhaust is recovered and typically used to produce heat and hot water for use on-site. ADGE also distributes and operates water chiller systems for building cooling applications that operate in a similar manner, except that the engines in the water chiller systems drive a large air-conditioning compressor while recovering heat for hot water.

Cogeneration systems reduce the amount of electricity that a customer must purchase from the local utility and produce valuable heat and hot water on-site to use as required. By simultaneously providing electricity, hot water and heat, cogeneration systems also have a significant positive impact on the environment by reducing the carbon dioxide, or CO2, produced by replacing a portion of the traditional energy supplied by the electric grid and conventional hot water boilers. Distributed generation of electricity, or DG, often referred to as cogeneration systems or combined heat and power systems, or CHP, is an attractive option for reducing energy costs and increasing the reliability of available energy.

We believe that the primary opportunity for DG energy and equipment sales is in regions of the U.S. where commercial electricity rates exceed $0.12 per kW hour, or kWh, which is predominantly in the Northeast and California. Attractive DG economics are currently attainable in applications that include hospitals, nursing homes, multi-tenant residential housing, hotels, schools and colleges, recreational facilities, food processing plants, dairies, and other light industrial facilities. We also believe that the largest number of potential DG users in the U.S. require less than 1 MW of electric power and less than 1,200 tons of cooling capacity. We are able to design our systems to suit a particular customer's needs because of our ability to place multiple units at a site. This approach is part of what allows our products and services to meet changing power and cooling demands throughout the day (also from season-to-season) and greatly improves efficiency.

Sales & Distribution

Our products are sold directly to end-users by our sales team and by established sales agents and representatives. Various agreements are in place with distributors and outside sales representatives who are compensated by commissions for certain territories and product lines. Sales through our in-house team or sales that are not covered by a representative’s territory carry no or nominal commissions. Our product sales cycle exhibits typical seasonality for the HVAC industry with sales of chillers generally stronger in the warmer months while heat pump sales are stronger in the cooler months.

Markets and Customers

Worldwide, stationary power generation applications vary from huge central stationary generating facilities (traditional electric utility providers) to back-up generators as small as 2 kW. Historically, power generation in most developed countries such as the United States has been part of a regulated central utility system utilizing high-temperature steam turbines powered by fossil-fuels. This turbine technology, though steadily refined over the years, reached a maximum efficiency (where efficiency means electrical energy output per unit of fuel energy input) of approximately 40%.

Distributed power generation (“DG”) has been successfully implemented by others in large industrial installations over 10 Megawatts ("MW"), where the market has been growing for a number of years and is increasingly being accepted in smaller sized units because of technology improvements, increased energy costs, and better DG economics. We believe that our target market for DG, users of up to 1 MW, has been barely penetrated and that the reduced reliability of the utility grid, increasing cost pressures experienced by energy users, advances in new, low cost technologies, and DG-favorable legislation and regulation at the state and federal level will drive our near-term growth and penetration of this market.

Developments related primarily to the deregulation of the utility industry as well as significant technological advances have broadened the range of power supply choices available to all types of customers. CHP, which harnesses waste energy from power generation processes and puts it to work for other uses on-site, can boost the energy conversion efficiency to nearly 90%, a better than two-fold improvement over the average efficiency of a fossil fuel plant. Generating power at the point of consumption rather than through central power plants eliminates the cost, complexity, and inefficiency associated with electric transmission and distribution. The implications of the CHP distributed generation approach are significant. Management believes that if CHP were applied on a large scale, global fuel usage would be significantly curtailed and the utility grid made more resilient.

Our CHP products address the inherent efficiency limitation of central power plants by siting generation close to the loads being served. This allows customers with energy-intensive buildings or processes to reduce energy costs and operate with a lower carbon footprint. Furthermore, with technology we have introduced, like the Ultera low-emissions technology, our products can now contribute to better air quality at the local level while complying with the strictest air quality regulations in the United States.

Cogeneration and chiller products can often reduce the customer’s operating costs (for the portion of the facility loads to which they are applied) by approximately 30% to 60% based on Company estimates, which provides an excellent rate of return on the equipment’s capital cost in many areas of the country with high electricity rates. Our chillers are especially suited to regions where utilities impose extra charges during times of peak usage, commonly called “demand” charges. In these cases, the gas-fueled chiller reduces the use of electricity during the summer, the costliest time of year.
On-site CHP not only eliminates the loss of electric power during transmission, but also offsets the capital expense of upgrading or expanding the utility infrastructure. The national electric grids of many developed countries are already challenged to keep up with existing power demand. In addition, the transmission and distribution network operate near capacity in a majority of urban areas. Decentralizing power generation by installing equipment at customer sites not only relieves the capacity burden on existing power plants, but also lessens the burden on transmission and distribution lines. This ultimately improves the grid’s reliability and reduces the need for costly upgrades.

Certain Developments

ADGE Merger

On May 18, 2017, holders of approximately 71% of the ADGE's outstanding common stock approved the proposed acquisition of ADGE ("Merger") and holders of approximately 55% of our outstanding stock approved the issuance of our shares in the Merger. Consequently, on that day we completed our acquisition, by means of a stock-for-stock merger, of 100% of the outstanding common shares of ADGE. As a result, ADGE became our wholly owned subsidiary.

Liquidity

On May 4, 2018, we and our wholly-owned subsidiaries, American DG Energy Inc., and TTcogen LLC entered into a Credit Agreement with Webster Business Credit Corporation ("Lender") that provided us with a line of credit of up to $10 million on a revolving and secured basis, with availability based on our accounts receivable, raw materials, and finished goods, during a three year period until May 4, 2021. The line of credit was used to repay the amounts due to Mr. John Hatsopoulos under a promissory note assumed by us in connection with the merger of American DG Energy Inc. into a subsidiary of the Company, and for working capital for the Company. On April 17, 2020 we received a Paycheck Protection Program Loan in the amount of $1.87 million, and on May 11, 2020 we paid off the balance of the line of credit and terminated the credit agreement with Webster Business Credit Corporation. We currently have liquidity adequate liquidity to maintain our business for at least the next two quarters.

Energy Sales Agreements

On December 14, 2018, we entered into agreements relating to the sale of two energy purchase agreements and related energy production systems for $2 million, and on March 5, 2019 we entered into agreements relating to the sale of six energy purchase agreements and related energy production systems for $5 million. In connection with the sale, we entered into agreements to provide billing and asset management services and operations and maintenance services for agreed fees for the duration of the energy purchase agreements, pursuant to which the Company guarantees certain minimum collections and is entitled to receive fifty percent of the excess of collections over agreed minimum thresholds.

The Offering

Risks Factors

Investing in our securities involves a high degree of risk. Please see the risk factors discussed under the heading “Risk Factors” below and under Item 1A of our most recent Annual Report on Form 10-K, as supplemented by our Current Report filed with the SEC on April 14, 2020, and Part II of our Quarterly Reports on Form 10-Q, and other filings we make with the SEC, which are incorporated by reference in this prospectus.

Corporate Information

We were incorporated in the State of Delaware on September 15, 2000. Our principal executive offices are located at, and our mailing address is, 45 First Avenue, Waltham, Massachusetts 02451. Our main telephone number is (781) 466-6400. Our corporate website address is: www.tecogen.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon with respect to this offering.

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. Before deciding to invest in our shares of common stock, you should carefully consider the risk factors set forth under Item 1A of our most recent Annual Report on Form 10-K as amended or supplemented, and the information contained in this reoffer prospectus, as updated by our subsequent filings under the Securities Exchange Act, which are incorporated herein by reference, before you decide to acquire our shares. Such risks are not the only ones facing our company. Additional risks not presently known to us or which we currently consider immaterial may also adversely affect our company. If any of such risks actually occur, our business, financial condition and operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you could lose a part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from this offering. However, if any of the selling shareholders exercise options granted to them under either the 2005 Plan or the 2006 Plan to acquire shares of our common stock to be resold pursuant to this reoffer prospectus, we would receive the option exercise price and expect to use such proceeds for general working capital purposes.

SELLING SHAREHOLDERS

All of the shares of our common stock registered for resale under the Registration Statements, as amended, of which this reoffer prospectus forms a part will be owned, prior to the offer and sale of such shares, by the selling shareholders upon vesting and exercise of incentive or non-qualified stock options, or the vesting of bonus shares, deferred stock awards, performance share awards, or restricted stock awards. We expect to supplement this prospectus from time to time with the names of additional selling shareholders and/or amounts of shares to be offered for sale by such selling shareholders, including upon our grant and issuance of additional options pursuant to the 2006 Plan.

We have registered the shares of common stock covered by this reoffer prospectus for the selling shareholders. As used in this prospectus, selling shareholders include the pledgees, donees, transferees, or others who may later hold the selling shareholders’ interests. We are paying the costs and fees of registering the shares of our common stock covered by this prospectus, but the selling shareholders will pay any brokerage commissions, discounts, or other expense relating to the sale of such shares.

The following table sets forth as of July 23, 2020:

•	the name and principal position of each person who is, or may be deemed, an affiliated selling shareholder, and certain non-affiliated selling shareholders;

•	the number and percentage of shares of common stock owned beneficially, directly or indirectly, by each selling shareholder before the offering;

•	the number of shares of common stock to be offered by the selling shareholders pursuant to this reoffer prospectus; and

•	the number and percentage of shares of common stock to be owned by each selling shareholder following the sale of the shares pursuant hereto.

We may amend or supplement this prospectus from time to time to update the disclosures set forth in the table, below. Because the selling shareholders identified in the table as supplemented may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any such shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders upon termination of the offering made hereby. We have assumed, therefore, for purposes of the following table as it may be amended or supplemented, that the selling shareholders will sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our common stock they presently own. To our knowledge, none of the selling shareholders are broker-dealers or affiliates of broker-dealers.

Because currently we do not satisfy the registrant requirements for use of Form S-3, the amount of shares of our common that may be reoffered or resold by means of this prospectus by a selling shareholder, and any other person with whom he or she is acting in concert for purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Name of Selling Shareholder	Number of Shares Beneficially Owned Before Offering (1)	Percent of Common Stock Owned Before Offering (1)	Number of Shares Being Offered Hereby	Number of Shares Owned After Offering (17)	Percent of Common Stock Owned After Offering (17)
Benjamin M. Locke CEO, PFO and Director	342,018 (2)	1.33	736,800 (9)	5,218	*
Robert Panora President	276,573 (3)	1.1	337,723 (10)	138,850	*
John K. Whiting, IV General Counsel	30,636 (4)	*	310,000 (11)	636	*
John N. Hatsopoulos Lead Director	2,347,596 (5)	9.44	12,723 (12)	2,334,873	9.4
Angelina M. Galiteva Chairperson	75,000 (6)	*	125,000 (13)	50,000	*
Ahmed Ghoniem Director	62,723 (7)	*	137,723 (14)	25,000	*
Deanna Petersen Director	9,200 (8)	*	109,200 (15)	--	*
Earl R. Lewis, III Director	200,000	*	100,000 (16)	200,000	*
Fred Holubow Director	--	--	100,000 (16)	--	--

*    Less than 1%.

(1)
Beneficial ownership is determined in accordance with Rule 13d‑3 under the Securities Exchange Act and is generally determined by voting power and/or investment power with respect to securities. Unless otherwise noted, all shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be. Except as otherwise indicated, the address of each selling shareholder is c/o Tecogen Inc., 45 First Avenue, Waltham, Massachusetts 02451.

(2)
Includes: (a) 5,218 shares held directly by Mr. Locke; (b) 36,800 shares underlying currently exercisable options granted pursuant to the 2005 Plan; and (c) 300,000 shares underlying currently exercisable options granted pursuant to the 2006 Plan. Does not include the following shares underlying options granted pursuant to the 2006 Plan: (A) 100,000 shares underlying options that are not currently exercisable, 50,000 of which will vest and become exercisable on May 31, 2021, and 50,000 of which will vest and become exercisable on May 31, 2022; and (B) 300,000 shares underlying options that are not currently exercisable which will vest and become exercisable as follows: (i) 50% of such options will vest and become exercisable upon Tecogen reporting two consecutive fiscal quarters of positive adjusted Earnings Before Income Taxes, Depreciation and Amortization (EBITDA) in excess of 2% of revenue; and (ii) 50% of such options will vest and become exercisable upon Tecogen reporting four consecutive fiscal quarters of positive adjusted Earnings Before Income Taxes, Depreciation and Amortization (EBITDA) in excess of 3% of revenue (“Executive Option Vesting Schedule and Criteria”).

(3)
Includes: (a) 138,850 shares held directly by Mr. Panora; and (b) 137,723 shares underlying currently exercisable options granted pursuant to the 2006 Plan. Does not include 200,000 shares underlying options granted pursuant to the 2006 Plan that are not currently exercisable which will vest and become exercisable in accordance with the Executive Option Vesting Schedule and Criteria.

(4)
Includes: (a) 636 shares held directly by Mr. Whiting; and (b) 30,000 shares underlying currently exercisable options granted pursuant to the 2006 Plan. Does not include the following shares underlying options granted pursuant to the 2006 Plan: (A) 5,000 shares underlying options that are not currently exercisable, 2,500 of which will vest and become exercisable on January 16, 2021, and 2,500 of which will vest and become exercisable on January 16, 2022; (B) 37,500 shares underlying options that are not currently exercisable, 12,500 of which will vest and become exercisable on December 11, 2020, 12,500 of which will vest and become exercisable on December 11, 2021, and 12,500 of which will vest and become exercisable on December 11, 2022; (C) 37,500 shares underlying options that are not currently exercisable, 12,500 of which will vest and become exercisable on June 11, 2021, 12,500 of which will vest and become exercisable on June 11, 2022, and 12,500 of which will vest and become exercisable on June 11, 2023, and (D) 200,000 shares underlying options which will vest and become exercisable in accordance with the Executive Option Vesting Schedule and Criteria.

(5)
Based solely upon: (a) the Schedule 13G/A filed by Mr. John N. Hatsopoulos on March 26, 2019 and the Form 4 filed by Mr. Hatsopoulos on April 24, 2020. Based on the Schedule 13G/A and Form 4/A the beneficial ownership of Mr. Hatsopoulos is the following: (1) 180,351 shares of common stock held directly by Mr. Hatsopoulos; (2) 1,039,480 shares of common stock held by the Nia M. Hatsopoulos Jephson 2011 Irrevocable Trust, for which Mr. Hatsopoulos is the trustee; (3) 1,039,480 shares of common stock held by the Alexander J. Hatsopoulos 2011 Irrevocable Trust, for which Patricia Hatsopoulos, Mr. Hatsopoulos' wife, is the trustee; (4) 3,325 shares of common stock held in an individual retirement account for Mrs. Hatsopoulos; (5) 44,012 shares held in Pat Ltd., a joint account maintained by Mr. Hatsopoulos and Mrs. Hatsopoulos; (6) 28,225 shares of common stock held by Mrs. Hatsopoulos; and (7) 12,723 shares of common stock underlying currently exercisable options granted pursuant to the 2006 Plan. Does not include the following shares with respect to which Mr. Hatsopoulos disclaims beneficial ownership: (1) 808,339 shares of Common stock held in The John N. Hatsopoulos 1989 Family Trust for the benefit of Nia Maria Hatsopoulos, of which Ann Marie Pacheco is the sole trustee; (2) 812,325 shares of common stock held in The John N. Hatsopoulos 1989 Family Trust for the benefit of Alexander J. Hatsopoulos, or which Ms. Ann Marie Pacheco is the sole trustee; and (3) 571,538 shares of common stock held in The John N. Hatsopoulos Family Trust 2007, of which Mr. Yiannis Monovoukas is the sole trustee.

(6)
Includes: (a) 50,000 shares held directly by Ms. Galiteva; and (b) 25,000 shares underlying currently exercisable options granted pursuant to the 2006 Plan. Does not include 100,000 shares underlying options granted pursuant to the 2006 Plan that are not currently exercisable which will vest and become exercisable as to 25% of such options commencing on each of the first, second, third and fourth anniversaries of the date of grant, July 9, 2020.

(7)
Includes: (a) 25,000 shares held directly by Mr. Ghoniem; and (b) 37,723 shares underlying currently exercisable options granted pursuant to the 2006 Plan. Does not include 100,000 shares underlying options granted pursuant to the 2006 Plan that are not currently exercisable which will vest and become exercisable as to 25% of such options commencing on each of the first, second, third and fourth anniversaries of the date of grant, July 9, 2020.

(8)
Represents shares underlying currently exercisable options granted pursuant to the 2005 Plan. Does not include 100,000 shares underlying options granted pursuant to the 2006 Plan that are not currently exercisable which will vest and become exercisable as to 25% of such options commencing on each of the first, second, third and fourth anniversaries of the date of grant, July 9, 2020.

(9)
Includes: (a) 36,800 shares underlying currently exercisable options granted pursuant to the 2005 plan; (b) 300,000 shares underlying currently exercisable options granted pursuant to the 2006 Plan; (c) 100,000 shares underlying options granted pursuant to the 2006 Plan that are not currently exercisable, 50,000 of which will vest and become exercisable on May 31, 2021, and 50,000 of which will vest and become exercisable on May 31, 2022; and (b) 300,000 shares underlying options granted pursuant to the 2006 Plan that are not currently exercisable which will vest and become exercisable in accordance with the Executive Option Vesting Schedule and Criteria.

(10)
Includes the following shares underlying options granted pursuant to the 2006 Plan: (a) 137,723 shares underlying currently exercisable options; and (b) 200,000 shares underlying options that are not currently exercisable which will vest and become exercisable in accordance with the Executive Option Vesting Schedule and Criteria.

(11)
Includes the following shares underlying options granted pursuant to the 2006 Plan: (a) 30,000 shares underlying currently exercisable options; (b) 5,000 shares underlying options that are not currently exercisable, 2,500 of which will vest and become exercisable on January 16, 2021, and 2,500 of which will vest and become exercisable on January 16, 2022; (c) 37,500 shares underlying options that are not currently exercisable, 12,500 of which will vest and become exercisable on December 11, 2020, 12,500 of which will vest and become exercisable on December 11, 2021, and 12,500 of which will vest and become exercisable on December 11, 2022; (d) 37,500 shares underlying options that are not currently exercisable, 12,500 of which will vest and become exercisable on June 11, 2021, 12,500 of which will vest and become exercisable on June 11, 2022, and 12,500 of which will vest and become exercisable on June 11, 2023, and (e) 200,000 shares underlying options which will vest and become exercisable in accordance with the Executive Option Vesting Schedule and Criteria.

(12)	Represents shares underlying currently exercisable options granted pursuant to the 2006 Plan.
(13)
Includes the following shares underlying options granted pursuant to the 2006 Plan: (a) 25,000 shares underlying options that are currently exercisable; and (b) 100,000 shares underlying options that are not currently exercisable which will vest and become exercisable as to 25% of such options commencing on each of the first, second, third and fourth anniversaries of the date of grant, July 9, 2020.

(14)
Includes the following shares underlying options granted pursuant to the 2006 Plan: (a) 37,723 shares underlying options that are currently exercisable; and (b) 100,000 shares underlying options that are not currently exercisable which will vest and become exercisable as to 25% of such options commencing on each of the first, second, third and fourth anniversaries of the date of grant, July 9, 2020.

(15)
Includes: (a) 9,200 shares underlying options granted pursuant to the 2005 Plan that are currently exercisable; and (b) 100,000 shares underlying options granted pursuant to the 2006 Plan that are not currently exercisable which will vest and become exercisable as to 25% of such options commencing on each of the first, second, third and fourth anniversaries of the date of grant, July 9, 2020.

(16)
Represents 100,000 shares underlying options granted pursuant to the 2006 Plan that are not currently exercisable which will vest and become exercisable as to 25% of such options commencing on the first, second, third and fourth anniversaries of the date of grant, July 9, 2020.

(17)
“Number of Shares Owned After Offering” and “Percent of Common Stock Owned After Offering” assume the sale of all of the shares offered by each selling shareholder under this reoffer prospectus but no other purchases or sales of our shares by the other selling shareholders. Based upon 24,850,261 shares of common stock issued and outstanding on July 23, 2020.

PLAN OF DISTRIBUTION

Each of the selling shareholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Markets LLC’s OTCQX or such other stock exchange, market or trading facility on which the shares are then traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker‑dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker‑dealers engaged by the selling shareholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the selling shareholders (or, if any broker‑dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121 and guidance thereunder.
In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, no selling shareholder has any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.
We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.
The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.
LEGAL MATTERS

The validity of the common stock issuable under the 2005 Plan and the 2006 Plan has been passed upon for us by Sullivan & Worcester LLP, Boston, Massachusetts.

EXPERTS

Our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and incorporated by reference in this reoffer prospectus, have been so incorporated in reliance on the report of Wolf & Company, P.C., independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our Amended and Restated Certificate of Incorporation provides that we will indemnify our officers and directors in accordance with Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling person in connection with the securities being registered herein, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ii

TECOGEN INC. ___________________________________ Shares of Common Stock ___________________________________ ______________ REOFFER PROSPECTUS ______________ July 24, 2020

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, and any amendments thereto, filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”) are incorporated by reference in this Registration Statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020
•	Our Current Report on Form 8-K filed with the SEC on March 18, 2020
•	Our Current Report on Form 8-K filed with the SEC on April 14, 2020
•	Our Current Report on Form 8-K filed with the SEC on April 17, 2020
•	Our Proxy Statement filed with the SEC on April 21, 2020
•	Our Current Report on Form 8-K filed with the SEC on May 12, 2020
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020
•	Our Current Report on Form 8-K filed with the SEC on May 15, 2020
•	Our Current Report on Form 8-K filed with the SEC on May 29, 2020
•	Our Current Report on Form 8-K filed with the SEC on June 5, 2020
•	Our Current Report on Form 8-K filed with the SEC on July 8, 2020
•	Our Current Report on Form 8-K filed with the SEC on July 21, 2020
•	Description of our securities incorporated by reference from Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020

In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act subsequent to the date of this Post-Effective Amendment No. 1 to the Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

Any statement contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Amended and Restated Certificate of Incorporation.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. We have included such a provision in our Amended and Restated Certificate of Incorporation.

The indemnification provisions contained in our Amended and Restated Certificate of Incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we maintain insurance on behalf of our directors and executive officers that insures them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

These indemnification provisions may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

Other Arrangements

The Company maintains a “claims made” officers and directors liability insurance policy with coverage limits of $5,000,000 and a maximum $200,000 deductible amount for each claim.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.        Exhibits.

The following exhibits are filed as part of this Registration Statement:

Incorporated by Reference From
Exhibit No.	Exhibit Description	Form	Filing Date	Filed Herewith
3.1	Form of Common Stock Certificate	S-1/A	06/27/2014
3.2	Amended and Restated Certificate of Incorporation	S-1/A	06/27/2014
3.3	Amended and Restated Bylaws	S-1/A	06/27/2014
4.1	Description of Securities	10-K	03/12/2020
10.1	Tecogen Inc. 2006 Stock Incentive Plan, as amended and restated on November 1, 2016	10-K	03/29/2019
10.2	American DG Energy Inc. 2005 Stock Incentive Plan			X
23.1	Consent of Wolf & Company, P.C.			X
24.1	Power of Attorney of certain directors and officers of the Registrant (included on signature page of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8).			X

Item 9.        Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 24, 2020.

TECOGEN INC.
By: /s/Benjamin M. Locke Benjamin M. Locke Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin M. Locke and John K. Whiting, IV, or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Post-Effective Amendment No. 1 to the Form S-8 Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Angelina M. Galiteva Angelina M. Galiteva	Director and Chairperson of the Board	July 24, 2020
/s/ John N. Hatsopoulos John N. Hatsopoulos	Lead Director	July 24, 2020
/s/ Benjamin M. Locke Benjamin M. Locke	Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	July 24, 2020
/s/ Ahmed F. Ghoniem Ahmed F. Ghoniem	Director	July 24, 2020
/s/ Deanna Petersen Deanna Petersen	Director	July 24, 2020
/s/ Earl R. Lewis, III Earl R. Lewis, III	Director	July 24, 2020
/s/ Fred Holubow Fred Holubow	Director	July 24, 2020